UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 12, 2015
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On November 12, 2015, Lions Gate Entertainment Corp. (the “Company”) entered into a certain Amendment No. 2 (the “Amendment”) to the Third Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of September 27, 2012 (as previously amended by Amendment No. 1, dated as of December 20, 2013, the “Credit Agreement”), among the Company’s wholly-owned subsidiary Lions Gate Entertainment Inc. (“LGEI”), the guarantors party thereto (including the Company), the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and issuing bank. Pursuant to the Amendment, certain Credit Agreement covenants were modified to, among other things, increase the investment and restricted payment capacity available to the Company subject to the Company’s compliance with a secured debt ratio test.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 and the description of the Amendment contained therein, which is hereby incorporated by reference into this Item 2.03.

Item 8.01    Other Events.

On November 12, 2015, the Company and affiliates of Pilgrim Media Group, LLC (“Pilgrim”) entered into a membership interest purchase agreement pursuant to which the Company purchased certain limited liability company interests of Pilgrim from such affiliates for consideration in the form of a combination of cash and stock. The press release issued by us in connection with this purchase is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Third Amended and Restated Credit, Security, Guaranty and Pledge
Agreement, dated November 12, 2015

99.1	Press Release dated November 12, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 12, 2015
LIONS GATE ENTERTAINMENT CORP.(Registrant)
By:    /s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Third Amended and Restated Credit, Security, Guaranty and Pledge
Agreement, dated November 12, 2015

99.1	Press Release dated November 12, 2015